UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2017 (May 2, 2017)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 5, 2017, ArcBest Corporation (the “Company”) filed a Current Report on Form 8-K relating to the voting results at its annual meeting of stockholders on May 2, 2017 (“Original 8-K”).  The Original 8-K disclosed voting results for the 2017 annual meeting of stockholders, which included among other matters, both the Company’s non-binding stockholder advisory vote on the frequency of holding future advisory votes on executive compensation (“Frequency Vote”).  This Current Report on Form 8-K/A is being filed solely to disclose the determination of the Board of Directors of the Company (“Board”) regarding how frequently the Company will include the Say on Pay Vote in its proxy materials.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company reported, on May 5, 2017, in the Original 8-K that a majority of its stockholders entitled to vote at its 2017 annual meeting of stockholders had voted to recommend, a non-binding advisory basis, an annual frequency for future Say on Pay Votes.  The Board has determined that the Company will hold future Say on Pay Votes on an annual basis until the next Frequency Vote is conducted or until the Board determines that it is in the best interest of the Company to hold such vote with a different frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION
(Registrant)

Date:	September 25, 2017	/s/	Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary